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EXHIBIT 23.2

         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Harvard Bioscience, Inc.:

        We consent to the use of our report dated March 3, 2003, except as to Note 22, which is as of March 12, 2003, with respect to the consolidated balance sheets of Harvard Bioscience, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference.

        Our report dated March 3, 2002, except as to Note 22, which is as of March 12, 2003, refers to the adoption of the Statement of Financial Accounting Standards ("SFAS") 142, "Goodwill and Other Intangible Assets" as required for goodwill and intangible assets resulting from business combinations consummated prior to June 30, 2001.

/s/ KPMG LLP

Boston, Massachusetts
April 14, 2003

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  EXHIBIT 23.2